SCHEDULE 14A—INFORMATION REQUIRED IN PROXY
STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SAFENET, INC.
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(Name of Person(s) Filing Proxy Statement if Other Than Registrant)

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Explanatory Note

The following material is a list of message points prepared by SafeNet, Inc. to be used in telephone calls by SafeNet and the proxy solicitation firm retained by SafeNet in connection with its Annual Meeting of Stockholders to be held on July 26, 2005 and is being filed with the Securities and Exchange Commission as definitive additional material pursuant to Rule 14a-6(c).

Message Points for Solicitation

1.	The requested options are intended for a three year period; not one.

a.	This would include smaller acquisitions similar to DMDsecure B.V. and Datakey, Inc. We would likely seek shareholder approval for larger acquisitions with regard to options, if needed.

2.	Mercer Human Resources Consulting, the global leader for trusted HR and related financial advice, has recommended the move to a three-year equity cycle and has indicated that the potential dilution of 22.7% is a market-competitive practice comparing as follows:

a.	Peer group[1]: 25th percentile
b.	Software/Technology companies: median to 75th percentile[2].

3.	The ISS analysis shows the cost of the plan is only slightly above their cap[3].

a.	Our industry is particularly competitive with regard to incenting talent. The broad industry categories that the proxy analysis firms use do not necessarily reflect this reality as demonstrated in message point #2.

4.	SafeNet’s has been outperforming its peers and with the capability to continue to attract top talent, we expect this trend will continue...as we are executing on well defined growth drivers[4].

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this document that are not historical facts could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, such as, among others, economic, business, competitive, and/or regulatory factors affecting SafeNet’s business generally, including those set forth in SafeNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and its other filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. If any of these risks or

[1]	Mcafee Inc., RSA Security Inc., Internet Security Systems Inc., Verint Systems Inc., Macrovision Corp., Sonicwall Inc., Websense Inc., Secure Computing Corp., Watchguard Technologies Inc.
[2]	Data for this entire message point originated from Mercer report to SafeNet dated May 26, 2005.
[3]	52 basis points above or 18.55% compared to an 18.03% cap, or approximately 200,000 options/shares.
[4]	High Speed Encryption, Borderless Security, Type 1 Classified Government, Rights Management

uncertainties materializes or any of these assumptions proves incorrect, SafeNet’s results could differ materially from the expectations in these statements. SafeNet assumes no obligation and does not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.